Exhibit 4.1

                             CERTIFICATE OF TRUST

         The undersigned, the trustees of Golden Books Financing Trust, desiring to form a business trust pursuant to Delaware Business Trust Act, 12 Del. C. [section] 3810, hereby certify as follows:

         (a) The name of the business trust being formed hereby (the "Trust") is "Golden Books Financing Trust".

         (b) The name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware is as follows:

              The Bank of New York
              White Clay Center
              Route 273
              Newark, Delaware 19711

         (c) This Certificate of Trust shall be effective as of the date of filing.

Dated:  August 13, 1996

                                  /s/ Richard E. Snyder
                                  ------------------------------
                                  Name:  Richard E. Snyder
                                  Title: Regular Trustee


                                  /s/ Philip E. Rowley
                                  ------------------------------
                                  Name:  Philip E. Rowley
                                  Title: Regular Trustee


                                  THE BANK OF NEW YORK (DELAWARE), as
                                  Delaware Trustee

                                  By:  /s/ Jacqueline R. McSwiggan
                                       -----------------------------------
                                       Name:  Jacqueline R. McSwiggan
                                       Title: Secretary


                                  GOLDEN BOOKS FAMILY ENTERTAINMENT, INC., as Sponsor

                                  By:  /s/ Philip E. Rowley
                                       -----------------------------------
                                       Name:  Philip E. Rowley
                                       Title: Chief Financial Officer